Oppenheimer Quest Capital Value Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  10/31/87               0.0000000         0.1561000               10.850
  11/16/87               0.0000000         0.6743000                9.670
  12/24/87               0.0000000         0.0930000               10.940
  12/29/89               0.0000000         0.3130000               20.260
  12/24/90               0.0000000         0.2020000               17.210
  12/31/90               0.0000000         0.5102000               18.160
  01/14/91               0.0000000         0.0140000               18.970
  12/31/91               0.0000000         0.6018000               24.580
  12/24/92               0.0000000         1.2950000               28.000
  12/31/92               0.0000000         1.0990000               28.240
  12/27/93               0.0000000         0.2160000               28.830
  12/31/93               0.0000000         1.4305000               28.650
  02/09/94               0.0000000         0.0693000               29.670
  12/23/94               0.0000000         0.3200000               27.040
  12/31/94               0.0000000         0.5616000               26.810
  02/07/95               0.0000000         0.0330000               29.680
  12/29/95               0.0000000         1.5599000               34.380
  12/31/96               0.0000000         3.2848000               37.370

Class B Shares No dividends have been declared.


Class C Shares
  No dividends have been declared



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Oppenheimer Quest Capital Value Fund
Page 2


  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,079.55/$1,000)^ 1} - 1 = 7.96%      {($1,145.41/$1,000)^ 1} - 1 = 14.54%

  Five Year                                Five Year

  {($1,763.95/$1,000)^.2} - 1 = 12.02%     {($1,871.52/$1,000)^.2} - 1 = 13.35%

  Ten Year                                 Ten Year

  {($5,726.33/$1,000)^.1} - 1 = 19.07%     {($6,075.77/$1,000)^.1} - 1 = 19.77%


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Oppenheimer Quest Capital Value Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,079.55 - $1,000/$1,000 =   7.96%      $1,145.41 - $1,000/$1,000 = 14.54%

  Five Year                                Five Year

  $1,763.95 - $1,000/$1,000 =  76.40%      $1,871.52 - $1,000/$1,000 =  87.15%

  Ten Year                                 Ten Year

  $5,726.33 - $1,000/$1,000 = 472.63%      $6,075.77 - $1,000/$1,000 = 507.58%


Class B Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the inception year:

  Inception                                Inception

  $1,068.01 - $1,000/$1,000 =  6.80%       $1,117.99 - $1,000/$1,000 = 11.80%


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the inception year:

  Inception                                Inception

  $1,108.27 - $1,000/$1,000 = 10.83%       $1,118.26 - $1,000/$1,000 = 11.83%